UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WESTERN LIBERTY BANCORP
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTERN LIBERTY BANCORP

8363 W. Sunset Road, Suite 350

Las Vegas, Nevada 89113

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 17, 2012

Dear Western Liberty Stockholders:

On or about September 14, 2012, Western Liberty Bancorp, or Western Liberty, mailed to you a proxy statement/prospectus in connection with the solicitation of proxies for use at its special meeting of stockholders to be held on October 17, 2012 at 10:00 a.m., local time, at its principal executive offices at 8363 W. Sunset Road, Suite 350, Las Vegas, Nevada 89113. The purpose of the special meeting is to consider and vote upon the following proposals:

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adoption of the Agreement and Plan of Merger, dated as of August 17, 2012, or the merger agreement, by and between Western Alliance Bancorporation, or Western Alliance, and Western Liberty, pursuant to which Western Liberty will merge with and into Western Alliance with Western Alliance surviving, or the merger, and approve the transactions contemplated thereby;

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approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Western Liberty’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable; and

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adjournment or postponement of the special meeting, including, without limitation, a motion to adjourn the special meeting for the purpose of soliciting additional proxies in order to approve the foregoing proposals.

This proxy statement/prospectus supplement contains the following supplemental disclosures to the proxy statement/prospectus. These disclosures should be read in connection with the proxy statement/prospectus, which should be read in its entirety, including the section discussing “Risk Factors” relating to the merger and the combined company beginning on page 23. Defined terms used but not defined in the following supplemental disclosures have the meanings set forth in the proxy statement/prospectus.

Litigation Involving the Merger

A putative class action lawsuit was filed in the District Court of the State of Nevada, Clark County, on September 21, 2012 by plaintiff David Raul against defendants Jason N. Ader, Curtis W. Anderson, Richard A.C. Coles, Michael B. Frankel, William E. Martin, Terrence L. Wright, Western Alliance and Western Liberty alleging, among other things, that Western Liberty’s board of directors breached its fiduciary duties in connection with the board of directors’ approval of the proposed merger and that Western Alliance aided and abetted such alleged breach of fiduciary duties. The plaintiff seeks injunctive relief preventing the merger, an order rescinding the proposed merger in the event it is not enjoined, and damages as a result of the alleged actions of the defendants, including attorneys’ and experts’ fees.

The defendants believe this lawsuit is without merit but in order to avoid the costs, risks and uncertainties inherent in litigation and to allow stockholders to vote on the proposal to adopt the merger agreement at the scheduled special meeting, Western Liberty, Western Alliance and the other defendants have entered into a memorandum of understanding with plaintiffs’ counsel in connection with the action, which we refer to as the memorandum of understanding, pursuant to which Western Liberty, Western Alliance, the other named defendants and the plaintiffs have agreed to settle the actions subject to court approval. If the Nevada court approves the settlement, the action will be dismissed with prejudice.

In the memorandum of understanding, Western Liberty and Western Alliance have agreed to provide certain additional information to the stockholders of Western Liberty through the transmission of this supplement to the proxy statement/prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, the proxy statement/prospectus is hereby supplemented with the following additional disclosures:

The date of this proxy statement/prospectus supplement is October 9, 2012, and this proxy statement/prospectus supplement is first being mailed to stockholders on or about October 9, 2012.

Under the caption “The Merger—Background of the Merger,” beginning on page 47, the proxy statement/prospectus is supplemented with the addition of the following section:

Certain Forward-Looking Information Provided by Western Liberty

In the course of the due diligence examinations, Western Liberty provided Western Alliance with financial projections prepared by Western Liberty’s senior management for the years ended December 31, 2012, 2013 and 2014. The financial projections were also provided to Sandler O’Neill and Sandler O’Neill’s net present value analysis, as summarized beginning on page 60 of the proxy statement/prospectus, assumed that Western Liberty would perform in the future in accordance with the financial projections. The net present value analysis was one of several methodologies employed by Sandler O’Neill in considering the fairness from a financial point of view of the per share consideration payable to shareholders of Western Liberty in the merger. Projected year-end assets, equity, tangible equity and net income for Western Liberty for the three years ending December 31, 2012, 2013 and 2014 presented to Western Alliance and Sandler O’Neill are set forth below. The inclusion of the projections in this document should not be interpreted as an indication that Western Liberty considers this information to be a reliable prediction of its future results of operations as a separate independent company, and this information should not be relied upon for that purpose.

	For the Year Ended December 31,
	2012	2013	2014
Western Liberty	(in thousands)
Total assets	$210,500	$225,600	$245,500

Total stockholders’ equity	$72,700	$71,700	$72,100
Less: Intangible assets	$699	$560	$553

Total tangible stockholders’ equity(1)	$72,001	$71,140	$71,547

Net income	($3,600)	($900)	$300

(1)	Total tangible stockholders’ equity is a non-GAAP financial measure. Western Liberty believes tangible stockholders’ equity provides useful information to facilitate comparison of results for ongoing business operations with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. These non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

The projections that are summarized above were not prepared for the purpose, or with any expectation, of public disclosure, nor were they intended to comply with the guidelines for financial forecasts established by the American Institute of Certified Public Accountants or any other established guidelines regarding projections or forecasts. In addition, they were not reviewed or compiled by any accounting firm of Western Liberty, either in connection with their preparation or for the purpose of providing any opinion with respect thereto. The reports of the independent registered public accounting firm of Western Liberty incorporated by reference in this document relate solely to the historical financial information of the Western Liberty as referred to therein. Such reports do not extend to the above summary of the projections and should not be read as doing so.

In light of all of the foregoing, as well as the inherent uncertainties involved in any projection of future results of operations, stockholders of Western Liberty are cautioned not to place any reliance on the projections summarized above. While the financial projections set forth above were prepared in good faith, no assurance can be given regarding future events. Although presented with numeric specificity, the financial projections reflect numerous estimates and assumptions that may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of Western Liberty. Stockholders should instead consider the information on such projections provided herein solely as background information that was available to the parties and Western Liberty’s financial advisor in connection with their due diligence processes and consideration of the merger and the preparation of the fairness opinion by Western Liberty’s financial advisor.

Under the caption “The Merger—Opinion of Financial Advisor to Western Liberty—Summary of Proposal” on page 58 and “The Merger—Opinion of Financial Advisor to Western Liberty—Analysis of Selected Merger Transactions” on page 63, the proxy statement/prospectus is amended and supplemented as follows:

The transaction ratio for “Transaction Value/Western Liberty Stock Price, as of August 16, 2012” set forth in the table under the caption “The Merger—Opinion of Financial Advisor to Western Liberty—Summary of Proposal” on page 58 is hereby corrected to read as 142.1%. The ratio was inadvertently disclosed incorrectly as 42.1% in the proxy statement/prospectus.

The transaction ratios for “Transaction Value/Western Liberty Stock Price, as of August 16, 2012” set forth in the table under the caption “The Merger—Analysis of Selected Merger Transaction” on page 63 are hereby corrected to read as follows:

	Western Liberty Bancorp / Western Alliance Bancorporation	Median Nationwide Deals (Target NPAs/Assets > 5.0%; TCE/TA > 10%)	Median Western Region Deals (Target Assets $100mm - $500 mm)
Transaction Value/ Western Liberty Stock Price, as of August 16, 2012:	142.1%	164.1%	136.8%

The transaction value represented a 42.1% premium over the Western Liberty stock price as of August 16, 2012.

Each of the references to “Western Liberty projections” in the third paragraph under the caption “The Merger—Opinion of Financial Advisor to Western Liberty—Net Present Value Analysis” on page 62 of the proxy statement/prospectus is hereby corrected to refer to “Western Alliance projections” so that the paragraph, as amended hereby, now reads, in its entirety, as follows:

As illustrated in the following tables, the analysis indicates an imputed range of values per share of Western Alliance common stock of $7.30 to $13.76 when applying the price earnings multiples to the applicable amounts indicated in the Western Alliance projections and $5.93 to $17.28 when applying the same multiples of tangible book value to the applicable amounts indicated in the Western Alliance projections.

Under the caption “The Merger—Opinion of Financial Advisor to Western Liberty —Sandler O’Neill’s Relationship,” on page 64, the proxy statement/prospectus is supplemented with the addition of the following sentence:

During the last two years, Sandler O’Neill has not provided any investment banking services to Western Liberty, other than the engagement as its financial advisor as described in the proxy statement/prospectus, or Western Alliance.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Western Alliance and Western Liberty, including future financial and operating results and performance; statements about Western Alliance and Western Liberty’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Western Alliance and Western Liberty’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Western Alliance and Western Liberty. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•	the failure of the stockholders of Western Liberty to adopt the merger agreement;

•	the failure to settle the pending litigation involving the merger;

•	disruptions to the parties’ businesses as a result of the announcement and pendency of the merger;

•	costs or difficulties related to the integration of the businesses following the merger;

•	dependency on real estate and events that negatively impact real estate;

•	high concentration of commercial real estate, construction and development, commercial and industrial loans;

•	actual credit losses may exceed expected losses in the loan portfolio;

•	possible need for a valuation allowance against deferred tax assets;

•	the effects of interest rates and interest rate policy;

•	exposure of financial instruments to certain market risks may cause volatility in earnings;

•	dependence on low-cost deposits;

•	ability to borrow from Federal Home Loan Bank, or FHLB, or Federal Reserve Bank, or FRB;

•	events that further impair goodwill;

•	increase in the cost of funding as the result of changes to our credit rating;

•	expansion strategies may not be successful;

•	the ability of the parties to control costs;

•	risk associated with changes in internal controls and processes;

•	the ability of the parties to compete in a highly competitive market;

•	the effects of terrorist attacks or threats of war;

•	risk of audit of U.S. federal tax deductions;

•	perpetration of internal fraud;

•	risk of operating in a highly regulated industry and our ability to remain in compliance;

•	possible need to revalue our deferred tax assets if stock transactions result in limitations on deductibility of net operating losses or loan losses;

•	exposure to environmental liabilities related to the properties to which we acquire title;

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recent and proposed legislative and regulatory changes including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations that might be promulgated thereunder and the Basel III rulemaking proceedings of the Board of Governors of the Federal Reserve System and other federal regulators;

•	cyber security risks; and

•	risks related to ownership and price of our common stock.

Additional factors that could cause Western Alliance’s and Western Liberty’s results to differ materially from those described in the forward-looking statements can be found in Western Alliance’s and Western Liberty’s filings with the Securities and Exchange Commission, or the SEC, including Western Alliance’s and Western Liberty’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2011, as, in the case of Western Liberty, amended, and their respective Quarterly Reports on Form 10-Q for the quarters ending March 30, 2012 and June 30, 2012.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus supplement. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus supplement and attributable to Western Alliance and Western Liberty or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Western Alliance and Western Liberty undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus supplement or to reflect the occurrence of unanticipated events.

FURTHER INFORMATION

If you have questions about the special meeting, the merger or the merger agreement or if you need additional copies of the proxy statement/prospectus, the proxy card or this proxy statement/prospectus supplement, you should contact Patricia A. Ochal, Chief Financial Officer of Western Liberty, 8363 W. Sunset Road, Suite 350, Las Vegas, Nevada, 89113, Telephone: (702) 966-7400. Copies of the proxy statement/prospectus and this supplement also may be obtained at the SEC’s Internet site at http://www.sec.gov. In addition, Western Alliance’s filings with the SEC can be found on the internet at http://www.westernalliancebancorp.com. Western Liberty’s filings with the SEC can be found on the internet at http://www.westernlibertybank.com.

Western Liberty’s board of directors continues to unanimously recommend you vote FOR the adoption of the merger agreement, FOR the approval, on an advisory (non-binding) basis, the compensation that may be payable to Western Liberty’s named executed officers in connection with the merger and FOR the proposal to approve adjournments or postponements of the special meeting, as described in the proxy statement/prospectus.

With respect to the steps to be taken to vote your shares:

•	If you have already voted, you are not required to take any further action.

•	If you have already voted but wish to change your vote, you may do so by following the directions provided in the proxy statement/prospectus.

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If you have not yet voted your shares, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO EITHER SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD AS SOON AS POSSIBLE.

By order of the Board of Directors,

/s/ William E. Martin
William E. Martin
Chief Executive Officer

Las Vegas, Nevada

October 9, 2012

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